ROY G. HALE
Certified Public Accountant
PO Box 2634
La Plata, MD 20646
(301) 870-3374

	CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the inclusion of my report, dated April 21, 1997, in the Registration Statement being filed under the Securities Act of 1933 and the Investment Company Act of 1940 by Copley Fund, Inc., relating to the financial statements, as of February 28, 1997, referred to herein.

I also consent to the reference to my practice as an independent certified public accountant.

/s/  Roy G. Hale
	Roy G. Hale
	Certified Public Accountant


April 21, 1997
La Plata, Maryland